UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2026

Ellington Credit Company
(Exact name of registrant specified in its charter)

Delaware	811-24071	46-0687599
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
53 Forest Avenue
Old Greenwich, CT 06870
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (203) 698-1200

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares of Beneficial Interest, no par value	EARN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01    Entry into a Material Definitive Agreement.
On March 25, 2026 (the "Effective Date", Ellington Credit Company (the “Fund”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Fund, Ellington Credit Company Management LLC, Ellington Credit Company Administration LLC and Piper Sandler & Co., as representative of the several underwriters named therein (the “Underwriters”), in connection with the issuance and sale by the Fund of $50 million aggregate principal amount of the Fund's 8.50% notes due 2031 (the “2031 Notes”). The closing of the offering is expected to occur on March 30, 2026, subject to customary closing conditions. Pursuant to the Underwriting Agreement, the Fund has also granted the Underwriters an option to purchase up to an additional $7.5 million aggregate principal amount of the 2031 Notes within 30 days of the Effective Date. The Fund expects to use the net proceeds from this offering for general corporate purposes, including (i) funding purchases of additional assets in accordance with the Fund’s investment objectives and strategies and (ii) repaying short-term borrowings under reverse repurchase agreements, which the Fund uses to finance many of its investments.
The 2031 Notes are expected to be listed on the New York Stock Exchange within 30 days of the Effective Date and to trade under the trading symbol “ELLA”.
The offering was registered pursuant to a registration statement on Form N-2 (File No. 333-291525), which was declared effective by the United States Securities and Exchange Commission on March 24, 2026. The Underwriting Agreement contains customary representations and warranties, agreements and obligations, and the Fund also agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).
The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 7.01    Regulation FD Disclosure.
On March 25, 2026, the Fund issued a press release announcing the proposed public offering of the 2031 Notes and a press release for the subsequent pricing of the offering of the 2031 Notes.
Copies of the press releases are filed herewith as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated by reference herein.
The information included in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is being furnished herewith this Current Report on Form 8-K.
1.1    Underwriting Agreement, dated March 25, 2026, by and among the Fund, Ellington Credit Company Management LLC, Ellington Credit Company Administration LLC and Piper Sandler & Co., as representative of the several underwriters named in Schedule I attached thereto
99.1    Press Release dated March 25, 2026
99.2    Press Release dated March 25, 2026
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELLINGTON CREDIT COMPANY

Dated:	March 26, 2026	By:	/s/ Christopher Smernoff
Christopher Smernoff
Chief Financial Officer